Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 8, 2023, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 8, 2023 and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Vice President, Investor Relations	Senior Director, Corporate Communications
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Second Quarter 2023 Operating Results
NORTH BETHESDA, Md. (August 2, 2023) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2023. For the three months ended June 30, 2023 and 2022, net income available for common shareholders was $0.72 per diluted share and $0.75 per diluted share, respectively. For the three months ended June 30, 2023 and 2022, operating income was $101.8 million and $93.6 million, respectively.
Highlights for the second quarter and subsequent to quarter-end include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $1.67 for the quarter, a company record.
•Generated 4.6% comparable property operating income (POI) growth excluding lease termination fees and COVID-19 pandemic related prior period rents collected for the second quarter.
•Continued robust levels of leasing with 107 signed leases for 576,345 square feet of comparable space in the second quarter at a cash basis rollover of 7%, highest second quarter comparable leasing volume on record.
•Federal Realty’s portfolio was 92.8% occupied and 94.3% leased, representing year-over-year increases of 80 basis points and 20 basis points, respectively.
•Issued $350.0 million of fixed rate senior unsecured notes, as a green bond, that mature on May 1, 2028 and bear interest at 5.375%. The notes were offered at 99.590% of the principal amount with a yield to maturity of 5.468%.
•Increased the regular quarterly cash dividend to $1.09 per common share, resulting in an indicated annual rate of $4.36 per common share. This increase represents the 56th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
•Increased 2023 earnings per diluted share guidance to $2.64 - $2.76 and increased 2023 FFO per diluted share guidance to $6.46 - $6.58.
•Issued the Company’s annual Environmental, Social and Governance Report.
“A record quarter for Federal Realty; $1.67 of FFO per share driven by strong results in all aspects of our company and our 56th consecutive year of increased common dividends to our shareholders, also a REIT industry record,” said

Donald C. Wood, Federal Realty’s Chief Executive Officer. “Continued robust leasing activity demonstrates the strength of retail demand for the high-quality product that Federal Realty offers.”
Financial Results
Net Income
For the second quarter 2023, net income available for common shareholders was $58.5 million and earnings per diluted share was $0.72 versus $59.7 million and $0.75, respectively, for the second quarter 2022.
FFO
For the second quarter 2023, FFO was $136.9 million, or $1.67 per diluted share, compared to $131.6 million, or $1.65 per diluted share for the second quarter 2022.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The portfolio was 92.8% occupied as of June 30, 2023, an increase of 80 basis points year-over-year. The portfolio was 94.3% leased as of June 30, 2023, an increase of 20 basis points year-over-year.
Additionally, our comparable residential properties were 98.0% leased as of June 30, 2023.
Leasing Activity
During the second quarter 2023, Federal Realty signed 112 leases for 602,911 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 107 leases for 576,345 square feet at an average rent of $35.34 per square foot compared to the average contractual rent of $33.09 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 7%, 19% on a straight-line basis.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees increased the regular quarterly cash dividend to $1.09 per common share, resulting in an indicated annual rate of $4.36 per common share. The regular common dividend will be payable on October 16, 2023 to common shareholders of record as of September 22, 2023. This increase represents the 56th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on October 16, 2023 to shareholders of record as of October 2, 2023.

Summary of Other Quarterly Activities
•April 12, 2023 – Federal Realty issued $350.0 million of fixed rate senior unsecured notes, as a green bond, that mature on May 1, 2028 and bear interest at 5.375%. The notes were offered at 99.590% of the principal amount with a yield to maturity of 5.468%. The net proceeds, after issuance discount, underwriting fees, and other costs were $345.7 million.
•June 1, 2023 – Federal Realty repaid its $275.0 million 2.75% senior unsecured notes at maturity.
•June 1, 2023 – Federal Realty issued its 2022 Environmental, Social and Governance Report highlighting the Company’s commitment to its ESG initiatives and accomplishments.
•June 21, 2023 – Federal Realty was named to The Washington Post’s 2023 Top Workplaces list for its leadership in employee satisfaction and engagement.
Guidance
Federal Realty increased its 2023 guidance for earnings per diluted share to $2.64 to $2.76 from $2.59 to $2.79 and 2023 FFO per diluted share to $6.46 to $6.58 from $6.38 to $6.58.
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its second quarter 2023 earnings conference call, which is scheduled for Wednesday, August 2, 2023 at 5:30 PM ET. To participate, please call 1-844-826-3035 five to ten minutes prior to the call start time and use the passcode 3865860 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through August 16, 2023 by dialing 1-844-512-2921; Passcode: 10180484.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 102 properties include approximately 3,300 tenants, in 26 million square feet, and approximately 3,100 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 56 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 8, 2023, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 8, 2023 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
June 30, 2023
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$280,388	$263,830	$553,186	$520,337
Mortgage interest income	291	269	552	533
Total revenue	280,679	264,099	553,738	520,870
EXPENSES
Rental expenses	55,610	51,169	110,815	107,380
Real estate taxes	32,381	31,265	64,947	61,825
General and administrative	11,913	13,604	24,458	25,946
Depreciation and amortization	78,974	74,461	157,611	146,135
Total operating expenses	178,878	170,499	357,831	341,286

Gain on sale of real estate	—	—	1,702	—

OPERATING INCOME	101,801	93,600	197,609	179,584

OTHER INCOME/(EXPENSE)
Other interest income	2,422	133	3,054	253
Interest expense	(42,884)	(32,074)	(82,109)	(63,647)
Income from partnerships	1,665	2,808	2,181	3,005
NET INCOME	63,004	64,467	120,735	119,195
Net income attributable to noncontrolling interests	(2,505)	(2,791)	(4,901)	(5,535)
NET INCOME ATTRIBUTABLE TO THE TRUST	60,499	61,676	115,834	113,660
Dividends on preferred shares	(2,008)	(2,008)	(4,016)	(4,018)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$58,491	$59,668	$111,818	$109,642

EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$0.72	$0.75	$1.37	$1.38
Weighted average number of common shares	81,214	79,202	81,178	78,826
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$0.72	$0.75	$1.37	$1.38
Weighted average number of common shares	81,214	79,202	81,178	78,855

Federal Realty Investment Trust
Consolidated Balance Sheets
June 30, 2023
	June 30,	December 31,
	2023	2022
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $2,008,167 and $1,997,583 of consolidated variable interest entities, respectively)	$9,732,833	$9,441,945
Construction-in-progress (including $11,441 and $8,477 of consolidated variable interest entities, respectively)	667,554	662,554
	10,400,387	10,104,499
Less accumulated depreciation and amortization (including $388,881 and $362,921 of consolidated variable interest entities, respectively)	(2,839,550)	(2,715,817)
Net real estate	7,560,837	7,388,682
Cash and cash equivalents	98,064	85,558
Accounts and notes receivable, net	195,689	197,648
Mortgage notes receivable, net	9,222	9,456
Investment in partnerships	34,942	145,205
Operating lease right of use assets, net	88,215	94,569
Finance lease right of use assets	44,891	45,467
Prepaid expenses and other assets	247,016	267,406
TOTAL ASSETS	$8,278,876	$8,233,991
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $190,562 and $191,827 of consolidated variable interest entities, respectively)	$319,208	$320,615
Notes payable, net	633,095	601,077
Senior notes and debentures, net	3,479,333	3,407,701
Accounts payable and accrued expenses	187,027	190,340
Dividends payable	90,441	90,263
Security deposits payable	29,292	28,508
Operating lease liabilities	76,928	77,743
Finance lease liabilities	67,655	67,660
Other liabilities and deferred credits	237,317	237,699
Total liabilities	5,120,296	5,021,606
Commitments and contingencies
Redeemable noncontrolling interests	178,149	178,370
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $0.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $.01 par, 200,000,000 and 100,000,000 shares authorized, respectively, 81,515,511 and 81,342,959 shares issued and outstanding, respectively	820	818
Additional paid-in capital	3,832,983	3,821,801
Accumulated dividends in excess of net income	(1,098,432)	(1,034,186)
Accumulated other comprehensive income	5,496	5,757
Total shareholders’ equity of the Trust	2,900,689	2,954,012
Noncontrolling interests	79,742	80,003
Total shareholders’ equity	2,980,431	3,034,015
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,278,876	$8,233,991

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
June 30, 2023
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$63,004	$64,467	$120,735	$119,195
Net income attributable to noncontrolling interests	(2,505)	(2,791)	(4,901)	(5,535)
Gain on sale of real estate	—	—	(1,702)	—
Depreciation and amortization of real estate assets	70,486	65,727	140,990	128,704
Amortization of initial direct costs of leases	7,567	5,882	15,352	11,675
Funds from operations	138,552	133,285	270,474	254,039
Dividends on preferred shares (2)	(1,875)	(1,875)	(3,750)	(3,750)
Income attributable to downREIT operating partnership units	688	701	1,381	1,407
Income attributable to unvested shares	(505)	(467)	(987)	(904)
FFO	$136,860	$131,644	$267,118	$250,792
Weighted average number of common shares, diluted (2)(3)	81,945	79,952	81,911	79,608
FFO per diluted share (3)	$1.67	$1.65	$3.26	$3.15

Dividends and Payout Ratios
Regular common dividends declared	$88,031	$84,977	$176,064	$169,173
Dividend payout ratio as a percentage of FFO	64%	65%	66%	67%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$49,560	$73,428	$105,414	$145,071
Tenant improvements and incentives	18,423	19,657	38,418	36,626
Total non-maintenance capital expenditures	67,983	93,085	143,832	181,697
Maintenance capital expenditures	4,404	8,445	8,681	13,868
Total capital expenditures	$72,387	$101,530	$152,513	$195,565

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$3,826	$4,755	$7,517	$9,575
Depreciation and amortization	(1,844)	(2,269)	(3,669)	(4,613)
Interest expense	(164)	(394)	(328)	(833)
Net income	$1,818	$2,092	$3,520	$4,129
Notes:
(1)See Glossary of Terms.
(2)For the three and six months ended June 30, 2023 and 2022, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average common shares, diluted."
(3)The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share, but is anti-dilutive for the computation of dilutive EPS for these periods.
(4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
June 30, 2023

Components of Rental Income (1)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)
Minimum rents (2)
Commercial	$184,212	$170,916	$365,554	$340,547
Residential	25,243	24,149	49,793	47,210
Cost reimbursements	51,217	46,457	101,941	96,769
Percentage rents	4,371	3,894	8,907	7,529
Other (3)	14,290	16,565	26,330	26,599
Collectibility related impact (4)	1,055	1,849	661	1,683
Total rental income	$280,388	$263,830	$553,186	$520,337
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in millions)

Straight-line rents	$2.5	$4.9	$5.0	$9.8
Amortization of in-place leases	$3.2	$2.6	$6.3	$5.4
(3)Includes lease termination fees of $1.6 million and $5.6 million for the three months ended June 30, 2023 and 2022, respectively, and $3.2 million and $7.1 million for the six months ended June 30, 2023 and 2022, respectively.
(4)For the three months ended June 30, 2023 and 2022, our collectability related impact includes the collection of approximately $1.4 million and $2.6 million, respectively, and $3.0 million and $5.1 million for the six months ended June 30, 2023 and 2022, respectively, of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.

Federal Realty Investment Trust
Comparable Property Information
June 30, 2023

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q2 include: Assembly Row Phase 3, CocoWalk, Darien Commons, Friendship Center, Huntington Shopping Center, Pike & Rose Phase 3, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q2 2022 to Q2 2023. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	June 30,
	2023	2022
	(in thousands)
Operating income	$101,801	$93,600
Add:
Depreciation and amortization	78,974	74,461
General and administrative	11,913	13,604
Property operating income (POI)	192,688	181,665
Less: Non-comparable POI - acquisitions/dispositions	(7,461)	(3,397)
Less: Non-comparable POI - redevelopment, development & other	(16,698)	(11,987)
Comparable property POI	$168,529	$166,281

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	June 30,
	2023	2022	% Change
	(in thousands)
Minimum rent (1)	$184,375	$177,892
Cost reimbursements	46,383	43,460
Other	11,899	15,480
Collectibility related impacts	771	1,436
	243,428	238,268

Rental expenses	(46,117)	(43,413)
Real estate taxes	(28,782)	(28,574)
	(74,899)	(71,987)

Comparable property POI	$168,529	$166,281	1.4%
Less:
Lease termination fees	(1,594)	(5,517)
Prior period rents collected (2)	(1,172)	(2,248)
Comparable property POI excluding lease termination fees and prior period rents collected	$165,763	$158,516	4.6%

Comparable Property - Summary of Capital Expenditures (3)
	Three Months Ended
	June 30,
	2023	2022
	(in thousands)
Redevelopment and tenant improvements and incentives	$32,722	$39,672
Maintenance capital expenditures	4,042	7,768
	$36,764	$47,440

Comparable Property - Occupancy Statistics (3)
	At June 30,
	2023	2022
GLA - comparable commercial properties	23,313,000	23,316,000
Leased % - comparable commercial properties	93.9%	94.1%
Occupancy % - comparable commercial properties	92.4%	92.2%
Notes:
(1)For the three months ended June 30, 2023 and 2022, amount includes straight-line rents of $1.3 million and $1.5 million and amortization of in-place leases of $2.6 million and $2.5 million, respectively.
(2)Amount represents collection of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.
(3)See page 9 for "Summary of Capital Expenditures" and page 25 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data and Leverage and Liquidity Ratios
June 30, 2023
	June 30,
	2023	2022
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	82,153	81,549
Market price per common share	$96.77	$95.74
Common equity market capitalization including downREIT operating partnership units	$7,949,946	$7,807,501

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$8,109,771	$7,967,326

Total debt	$4,431,636	$4,030,350
Less: cash and cash equivalents	(98,064)	(176,559)
Total net debt (3)	$4,333,572	$3,853,791

Total market capitalization	$12,443,343	$11,821,117

Leverage and Liquidity Ratios
Total net debt to market capitalization at market price per common share	35%	33%
Ratio of EBITDAre to combined fixed charges and preferred share dividends, three months ended (4)(5)	3.5x	4.3x
Ratio of EBITDAre to combined fixed charges and preferred share dividends, six months ended (4)(5)	3.6x	4.2x

Notes:
(1)Amounts include 637,031 and 652,233 downREIT operating partnership units outstanding at June 30, 2023 and 2022, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)EBITDAre is reconciled to net income in the Glossary of Terms.
(5)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.

Federal Realty Investment Trust
Summary of Outstanding Debt
June 30, 2023
	As of June 30, 2023
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bell Gardens	8/1/2026	4.06%	11,685
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	SOFR + 1.95%	54,338
Various Hoboken (14 Buildings)	Various through 2029	Various (3)	30,381
Chelsea	1/15/2031	5.36%	4,234
Subtotal			320,738
Net unamortized debt issuance costs and premium			(1,530)
Total mortgages payable, net			319,208		4.01%

Notes payable
Term Loan (4)	4/16/2024	SOFR + 0.85%	600,000
Revolving Credit Facility (4)(5)	4/5/2027	SOFR + 0.775%	31,500
Various	Various through 2059	Various	2,753
Subtotal			634,253
Net unamortized debt issuance costs			(1,158)
Total notes payable, net			633,095		6.33%	(8)

Senior notes and debentures
Unsecured fixed rate
3.95% notes	1/15/2024	3.95%	600,000
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.38%	350,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,494,200
Net unamortized debt issuance costs and premium			(14,867)
Total senior notes and debentures, net			3,479,333		3.75%

Total debt, net			$4,431,636	(6)

Total fixed rate debt, net			$3,801,264	86%	3.77%
Total variable rate debt, net			630,372	14%	6.32%	(8)
Total debt, net			$4,431,636	100%	4.13%	(8)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At June 30, 2023, our share of unconsolidated debt was approximately $62.5 million. At June 30, 2023, our noncontrolling interests' share of mortgages payable was $15.6 million.
(2)We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%. The reference rate for the mortgage loan and related swaps was amended from LIBOR to SOFR in May 2023. This amendment is effective for interest payments subsequent to July 1, 2023.
(3)The interest rates on these mortgages range from 3.91% to 5.00%.
(4)Our revolving credit facility SOFR loans bear interest at Daily Simple SOFR or Term SOFR and our term loan bears interest at Term SOFR as defined in the respective credit agreements, plus 0.10%, plus a spread, based on our current credit rating.
(5)The maximum amount drawn under our $1.25 billion revolving credit facility during the three and six months ended June 30, 2023 was $77.5 million and $80.5 million, respectively. The weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, for the three and six months ended June 30, 2023 was 5.8% and 5.5%, respectively.
(6)The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 7 years.
(7)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 8.
(8)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2023
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2023	$2,110	$—		$2,110		—%	—%
2024	3,970	600,000		603,970		13.6%	3.7%
2025	3,750	44,298		48,048		1.1%	3.9%
2026	3,066	1,052,450	(1)	1,055,516		23.7%	4.5%
2027	2,633	690,682		693,315		15.6%	3.8%
2028	2,509	381,500	(2)	384,009		8.6%	5.7%	(5)
2029	2,327	458,105		460,432		10.4%	3.3%
2030	681	400,000		400,681		9.0%	3.7%
2031	110	—		110		—%	6.0%
2032	—	—		—		—%	—%
Thereafter	—	801,000		801,000		18.0%	4.2%
Total	$21,156	$4,428,035		$4,449,191	(3)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)Our $600.0 million term loan matures on April 16, 2024, plus two one-year extensions at our option to April 16, 2026.
(2)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option to April 5, 2028. As of June 30, 2023, there was $31.5 million outstanding under this credit facility.
(3)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of June 30, 2023.
(4)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(5)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
June 30, 2023

The following redevelopment opportunities are actively being worked on by the Trust. (1)

Active Mixed-Use Redevelopment/Expansion Projects
Property (1)	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Projected 2023 POI Delivered(2)
				(in millions)	(in millions)

Santana West (3)	San Jose, CA	Development of a 376,000 square foot office building	6%	$315 - $330	$215	—
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 266,000 square foot office building with 10,000 square feet of retail space. 160,000 square feet of office and 5,000 square feet of retail space pre-leased.	6%	$185 - $200	$126	—
Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$107	50 - 60%
Total Active Mixed-Use Redevelopment/Expansion Projects			6%	$610 - $650	$448

Active Redevelopment/Expansion Projects
Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	7 - 8%	$80 - $85	$56	2024
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$17	$15	2024
Willow Grove	Willow Grove, PA	Development of a new 17,000 square foot multi-tenant pad building	7%	$11	$5	2024
Pike 7 Plaza	Vienna, VA	Development of a new 3,200 square foot pad building pre-leased to a restaurant tenant	8%	$3	$1	2024
Flourtown	Flourtown, PA	Development of a new 2,450 square foot bank pad building	6%	$2	$2	Stabilized
Dedham	Dedham, MA	Development of a new 4,000 square foot pad building with drive-thru pre-leased to a restaurant tenant	7%	$2	$2	Stabilized
Total Active Redevelopment/Expansion Projects			7 - 8%	$115 - $120	$81

Active Property Improvement Projects (6)
Various Properties		Ongoing improvements at 15 properties to better position those properties to capture a disproportionate amount of retail demand	6% - 13%	$76	$57
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
June 30, 2023

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Andorra	Philadelphia, PA	✓
Bala Cynwyd	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Grossmont Center	La Mesa, CA	✓
Hoboken	Hoboken, NJ		✓
Huntington	Huntington, NY		✓
Mercer Mall	Lawrenceville, NJ	✓
Pan Am	Fairfax, VA	✓	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Santana Row - Santana West (3)	San Jose, CA			✓
The AVENUE at White Marsh	White Marsh, MD		✓
Village at Shirlington	Arlington, VA		✓
Willow Grove	Willow Grove, PA	✓	✓
Willow Lawn	Richmond, VA		✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Property Acquisition, Disposition, & Other Transactions
June 30, 2023

Property Acquisition

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
January 31, 2023	Huntington Square (1)	East Northport, New York	168,000	$35.5	At Home / AMC
(1)The purchase price includes the acquisition of the portions of the property not previously owned, as well as the acquisition of the fee interest in the land underneath the portion of Huntington Square shopping center which we control under a long-term ground lease.

Property Disposition

Date	Property	City/State	Sales Price
			(in millions)
February 15, 2023	Town Center of New Britain	New Britain, Pennsylvania	$13.2

Other Transactions
On April 12, 2023, we issued $350.0 million of fixed rate senior unsecured notes that mature on May 1, 2028 and bear interest at 5.375%. The notes were offered at 99.590% of the principal amount with a yield to maturity of 5.468%. The net proceeds, after issuance discount, underwriting fees, and other costs were $345.7 million.
On May 26, 2023, we exercised our option and acquired the 22.3% tenancy in common ("TIC") interest from our co-owner at Escondido Promenade for $30.5 million, bringing our ownership interest to 100%. As a result of the transaction, we gained control of this property, and effective May 26, 2023, we have consolidated this property.
On June 1, 2023, we repaid our $275.0 million 2.75% senior unsecured notes at maturity.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2023
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
			(in thousands)	(in thousands)
California
Azalea	(5)	Los Angeles-Long Beach-Anaheim, CA	$109,661	$40,000	22	226,000	100%			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(5)	Los Angeles-Long Beach-Anaheim, CA	119,102	11,685	32	330,000	97%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,962		1	42,000	73%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	91,340		22	243,000	99%		32,000	Sprouts	Total Wine & More / Rite Aid / Alamo Ace Hardware
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,890		32	440,000	100%		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Ulta / Michaels
Escondido Promenade		San Diego-Carlsbad, CA	135,018		18	298,000	99%			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(5)	San Francisco-Oakland-Hayward, CA	27,865		3	71,000	81%				CB2
Freedom Plaza	(5)	Los Angeles-Long Beach-Anaheim, CA	44,113		9	114,000	97%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress For Less
Grossmont Center	(5)	San Diego-Carlsbad, CA	176,558		64	932,000	98%		294,000	Target / Walmart	Barnes & Noble / / Macy's / CVS / Restoration Hardware Outlet
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,718		15	273,000	100%				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	62,003		3	181,000	86%		39,000	Target	Marshalls / L.A. Fitness / CVS
Kings Court	(6)	San Jose-Sunnyvale-Santa Clara, CA	11,631		8	81,000	100%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	41,104		8	99,000	87%				Anthropologie / Sephora / Teleferic Barcelona
Olivo at Mission Hills	(5)	Los Angeles-Long Beach-Anaheim, CA	82,910		12	155,000	100%		32,000	Target	24 Hour Fitness / Ross Dress For Less / Ulta
Plaza Del Sol	(5)	Los Angeles-Long Beach-Anaheim, CA	17,957		4	48,000	96%			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	307,721	125,000	50	502,000	89%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(6)	San Jose-Sunnyvale-Santa Clara, CA	51,821		22	213,000	100%		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,293,882		45	1,206,000	99%	662			Crate & Barrel / Container Store / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(5)	Los Angeles-Long Beach-Anaheim, CA	46,444		12	148,000	92%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	90,205		2	207,000	72%				adidas / Patagonia / Multiple Restaurants
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,308		44	648,000	91%		167,000	Target	Nordstrom Rack / Nike Factory / TJ Maxx / Burlington
		Total California	3,086,213		428	6,457,000	95%

Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	51,509		10	113,000	98%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	261,782		17	529,000	95%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Nike Live / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	25,647		10	144,000	100%		51,000	Giant Food	CVS / Staples
Chesterbrook	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	44,576		9	89,000	79%		35,000	Safeway	Starbucks
Congressional Plaza	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	109,668		21	325,000	84%	194	25,000	The Fresh Market	Buy Buy Baby / Ulta / Barnes & Noble / Container Store
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,297		2	37,000	73%
Fairfax Junction	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	45,947		11	124,000	92%		23,000	Aldi	CVS / Planet Fitness

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2023
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
			(in thousands)	(in thousands)
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	73,306		18	249,000	93%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,173		1	54,000	100%				Marshalls / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,712		16	207,000	94%				Marshalls / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,984		10	133,000	91%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	18,131		7	73,000	84%		30,000	Whole Foods
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	210,381		45	410,000	99%		66,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Five Below / Ross Dress For Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	61,306		26	364,000	96%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,476		36	368,000	100%		73,000	Giant Food / Target (S)	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	94,905		29	565,000	97%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Petsmart
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	14,013		10	91,000	95%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	32,006		25	228,000	91%		65,000	Safeway	Micro Center / CVS / Michaels
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	838,833		24	684,000	100%	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	54,714		13	172,000	97%		24,000	TBA	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,813		10	116,000	95%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	41,038		16	271,000	81%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	23,282		12	111,000	95%		26,000	L.A. Mart	Talbots / Total Wine & More
Twinbrooke Shopping Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	35,875		10	100,000	91%		35,000	Safeway	Walgreens
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,121		5	48,000	88%		15,000	Trader Joe's
Village at Shirlington	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	77,651	7,020	16	265,000	90%		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants
Westpost (formerly Pentagon Row)		Washington-Arlington-Alexandria, DC-VA-MD-WV	114,875		14	297,000	98%		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,387		12	88,000	100%		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,595,408		435	6,255,000	94%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	107,203		46	407,000	94%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	50,871	11,500	11	98,000	88%				Banana Republic / Gap / Williams-Sonoma
Darien Commons		Bridgeport-Stamford-Norwalk, CT	145,762		9	81,000	91%	123			Equinox / Walgreens

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2023
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
			(in thousands)	(in thousands)
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	95,713		17	408,000	97%		15,000	Island of Gold	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	86,424		9	147,000	89%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	33,779		13	103,000	75%		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	37,695		15	134,000	86%		61,000	Shop Rite
Hoboken	(5) (8)	New York-Newark-Jersey City, NY-NJ-PA	227,817	84,719	4	171,000	99%	129			Nike Live / CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	93,574		21	116,000	90%				Petsmart / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	50,495		18	243,000	97%			Stop & Shop (S)	Barnes & Noble / At Home / AMC
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	105,099		21	253,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Macy's Backstage / Public Lands
Mercer Mall	(7)	Trenton, NJ	133,455	55,039	50	551,000	89%		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	130,567	43,600	21	193,000	95%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	41,367		19	211,000	99%		65,000	Target	L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,363,569		275	3,151,000	93%

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,125,318		65	1,186,000	98%	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	31,111		15	114,000	94%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	34,299	4,234	36	222,000	100%				Home Depot / Planet Fitness / CVS
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	51,525		20	253,000	88%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	158,104		19	224,000	96%	7	50,000	Roche Bros.	CVS / Multiple Restaurants
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,441		17	149,000	99%		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,429,167		200	2,196,000	97%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,587		22	270,000	86%		24,000	Acme Markets	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	74,865		23	174,000	97%	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	37,986		28	260,000	96%		47,000	Whole Foods	Buy Buy Baby / RH Outlet
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	19,599		24	156,000	96%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,772		21	223,000	100%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2023
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
			(in thousands)	(in thousands)
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	63,350		29	357,000	98%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,623		15	214,000	82%			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	45,218		13	105,000	94%		31,000	TBA	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	43,962		14	246,000	73%	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			378,962		189	2,005,000	91%

South Florida
CocoWalk	(5) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	203,250		3	277,000	100%				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	75,443		17	187,000	97%		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	181,043		41	391,000	96%				Nike Factory / Old Navy / DSW / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	102,551		67	430,000	100%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	562,287		128	1,285,000	98%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	34,877		24	243,000	100%		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco
Perring Plaza		Baltimore-Columbia-Towson, MD	35,504		29	398,000	71%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	129,611		35	315,000	97%				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,514		4	33,000	100%
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,063		7	80,000	98%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	27,927		16	56,000	87%
		Total Baltimore	274,496		115	1,125,000	88%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	36,651		14	168,000	91%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	42,344		21	281,000	92%				Bed, Bath & Beyond / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	15,744		11	139,000	96%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,339		17	211,000	95%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	217,078		63	799,000	93%

Other
Barracks Road		Charlottesville, VA	75,611		40	495,000	96%		99,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	36,791		22	264,000	85%		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(5)	Phoenix-Mesa-Chandler, AZ	180,390		41	642,000	90%		82,000	Fry's Food & Drug	Floor & Décor / Marshalls / Nordstrom Last Chance / Best Buy
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,776		20	215,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2023
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
			(in thousands)	(in thousands)
Hilton Village	(5)	Phoenix-Mesa-Chandler, AZ	86,189		18	305,000	92%				CVS / Houston's
Lancaster	(7)	Lancaster, PA	13,638	5,596	11	126,000	99%		75,000	Giant Food	AutoZone
29th Place		Charlottesville, VA	40,941		15	168,000	99%		32,000	Lidl	HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	106,174		37	463,000	98%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	560,510		204	2,678,000	94%

Grand Total			$10,467,690	$388,393	2,037	25,951,000	94%	3,103

Notes:
(1)	Includes "Finance lease right of use assets."
(2)	The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.
(3)	Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(4)	TBA indicates that a lease is signed and tenant is currently in the process of building out its space.
(5)	The Trust has a controlling financial interest in this property.
(6)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	All or a portion of the property is subject to finance lease liabilities.
(8)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(9)	This property includes CocoWalk and interests in four buildings in Coconut Grove.
(S)	Grocer is a shadow anchor and is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2023

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2023	107	100%	576,345	$35.34	$33.09	$1,295,986	7%	19%	6.8	$9,582,941	$16.63
1st Quarter 2023	101	100%	504,502	$34.72	$31.20	$1,777,121	11%	24%	8.8	$19,911,347	$39.47
4th Quarter 2022	105	100%	415,519	$43.52	$39.60	$1,624,898	10%	21%	7.0	$12,991,578	$31.27
3rd Quarter 2022	119	100%	562,859	$34.57	$33.61	$540,007	3%	13%	6.4	$14,564,905	$25.88
Total - 12 months	432	100%	2,059,225	$36.63	$34.08	$5,238,012	7%	19%	7.2	$57,050,771	$27.70

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2023	42	39%	128,861	$42.96	$37.91	$651,591	13%	30%	8.3	$8,784,091	$68.17
1st Quarter 2023	40	40%	242,022	$35.60	$32.66	$710,823	9%	23%	11.9	$19,167,487	$79.20
4th Quarter 2022	35	33%	146,428	$43.39	$37.01	$934,794	17%	32%	10.1	$10,896,153	$74.41
3rd Quarter 2022	45	38%	215,351	$35.81	$35.71	$21,602	—%	10%	8.6	$13,415,915	$62.30
Total - 12 months	162	38%	732,662	$38.51	$35.35	$2,318,810	9%	22%	9.9	$52,263,646	$71.33

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2023	65	61%	447,484	$33.15	$31.71	$644,395	5%	15%	6.2	$798,850	$1.79
1st Quarter 2023	61	60%	262,480	$33.92	$29.85	$1,066,298	14%	24%	5.8	$743,860	$2.83
4th Quarter 2022	70	67%	269,091	$43.58	$41.02	$690,104	6%	15%	5.4	$2,095,425	$7.79
3rd Quarter 2022	74	62%	347,508	$33.80	$32.31	$518,405	5%	14%	5.0	$1,148,990	$3.31
Total - 12 months	270	62%	1,326,563	$35.59	$33.39	$2,919,202	7%	17%	5.6	$4,787,125	$3.61

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2023					112	602,911		$35.72	6.9	$11,511,825	$19.09
1st Quarter 2023					107	524,286		$35.05	8.8	$20,974,263	$40.01
4th Quarter 2022					110	425,159		$43.76	7.1	$13,601,431	$31.99
3rd Quarter 2022					126	584,949		$35.28	6.6	$16,825,343	$28.76
Total - 12 months					455	2,137,305		$37.04	7.3	$62,912,862	$29.44

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties and Escondido Promenade, which was not consolidated from Q3 2022 through Q1 2023; office and residential spaces are not included. Contractual option exercises are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects and Phase 4 of Pike & Rose. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed are included in the projected costs for the respective projects.

Federal Realty Investment Trust
Lease Expirations
June 30, 2023

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2023	316,000	2%	$20.80	348,000	4%	$34.99	664,000	3%	$28.24
2024	1,700,000	11%	$19.89	992,000	12%	$46.80	2,692,000	11%	$29.80
2025	2,320,000	14%	$19.16	1,176,000	15%	$41.56	3,497,000	15%	$26.70
2026	1,200,000	8%	$21.50	919,000	12%	$48.96	2,118,000	9%	$33.40
2027	2,016,000	13%	$25.66	994,000	13%	$51.13	3,010,000	13%	$34.07
2028	1,703,000	11%	$20.35	975,000	12%	$51.07	2,678,000	11%	$31.54
2029	1,670,000	10%	$26.57	601,000	8%	$49.27	2,270,000	9%	$32.58
2030	713,000	4%	$20.11	321,000	4%	$52.11	1,034,000	4%	$30.03
2031	711,000	4%	$25.13	441,000	6%	$45.52	1,152,000	5%	$32.93
2032	1,638,000	10%	$29.17	587,000	7%	$45.30	2,225,000	9%	$33.42
Thereafter	2,168,000	13%	$25.08	568,000	7%	$44.46	2,737,000	11%	$29.10
Total (3)	16,155,000	100%	$23.26	7,922,000	100%	$46.87	24,077,000	100%	$31.03

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2023	306,000	2%	$21.11	331,000	4%	$34.56	637,000	3%	$28.10
2024	668,000	4%	$20.19	627,000	8%	$48.41	1,294,000	5%	$33.85
2025	824,000	5%	$16.06	760,000	9%	$39.19	1,584,000	7%	$27.15
2026	308,000	2%	$22.59	528,000	7%	$49.03	836,000	3%	$39.28
2027	487,000	3%	$21.21	530,000	7%	$51.17	1,016,000	4%	$36.83
2028	458,000	3%	$19.47	532,000	7%	$47.03	990,000	4%	$34.28
2029	877,000	6%	$24.46	461,000	6%	$45.04	1,338,000	6%	$31.55
2030	477,000	3%	$23.82	401,000	5%	$49.33	879,000	4%	$35.47
2031	390,000	2%	$21.48	365,000	4%	$49.08	756,000	3%	$34.82
2032	346,000	2%	$31.48	461,000	6%	$51.14	807,000	3%	$42.73
Thereafter	11,014,000	68%	$24.00	2,926,000	37%	$47.74	13,940,000	58%	$28.98
Total (3)	16,155,000	100%	$23.26	7,922,000	100%	$46.87	24,077,000	100%	$31.03

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of June 30, 2023.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of June 30, 2023.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2023

	As of:
	June 30, 2023	March 31, 2023	June 30, 2022

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	25,951,000	25,852,000	25,234,000
Leased %	94.3%	94.2%	94.1%
Occupied %	92.8%	92.6%	92.0%
Leased % - anchor tenants	96.4%	96.5%	96.6%
Leased % - small shop tenants	90.2%	90.0%	89.3%
Active commercial tenant leases	3,270	3,248	3,119

Comparable Properties (1)
GLA	23,313,000	23,315,000	23,316,000
Leased %	93.9%	94.0%	94.1%
Occupied %	92.4%	92.5%	92.2%

Residential Properties

Overall Portfolio (1)(2)(3)
Residential units	2,982	2,982	3,369
Leased %	98.3%	96.4%	96.8%

Comparable Properties (1)
Residential units	2,480	2,480	2,480
Leased %	98.0%	96.9%	98.3%

Notes:
(1)	See Glossary of terms.
(2)	March 31, 2023 statistics include our 77.7% pro-rata share of Escondido Promenade.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.
(3)	Excludes our new residential building at Darien Commons that opened in 4Q22 and is currently in the process of being leased-up for the first time. If these units were included, our total residential units would be 3,103 at both June 30, 2023 and March 31, 2023, and our percentage leased would be 97.6% and 95.0%, respectively.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2023

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2 / NR	$23,010,000	2.70%	1,130,000	3.92%	36
2	Ahold Delhaize	BBB+ / Baa1 / NR	$14,885,000	1.75%	776,000	2.69%	12
3	NetApp, Inc.	BBB+ / Baa2 / NR	$14,769,000	1.73%	304,000	1.05%	1
4	Splunk, Inc.	NR / NR / NR	$12,271,000	1.44%	235,000	0.81%	1
5	CVS Corporation	BBB / Baa2 / NR	$11,172,000	1.31%	288,000	1.00%	21
6	Gap, Inc., The	BB / Ba3 / NR	$11,013,000	1.29%	320,000	1.11%	29
7	L.A. Fitness International LLC	B- / B3 / NR	$10,807,000	1.27%	415,000	1.44%	10
8	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB / Ba2 / NR	$8,455,000	0.99%	568,000	1.97%	11
9	Ross Stores, Inc.	BBB+ / A2 / NR	$7,554,000	0.89%	365,000	1.27%	13
10	Home Depot, Inc.	A / A2 / A	$7,386,000	0.87%	478,000	1.66%	6
11	Kroger Co., The	BBB / Baa1 / NR	$7,166,000	0.84%	611,000	2.12%	12
12	AMC Entertainment Inc.	CCC+ / Caa2 / NR	$7,105,000	0.83%	283,000	0.98%	6
13	PUMA North America, Inc.	NR / NR / NR	$6,813,000	0.80%	155,000	0.54%	2
14	Bank of America, N.A.	A- / A1 / AA-	$6,430,000	0.76%	111,000	0.38%	21
15	Dick's Sporting Goods, Inc.	BBB / Baa3 / NR	$6,389,000	0.75%	289,000	1.00%	6
16	Target Corporation	A / A2 / A	$6,310,000	0.74%	627,000	2.17%	7
17	Ulta Beauty, Inc.	NR / NR / NR	$5,890,000	0.69%	171,000	0.59%	16
18	Michaels Stores, Inc.	B- / B3 / NR	$5,774,000	0.68%	316,000	1.10%	14
19	Wells Fargo Bank, N.A.	BBB+ / A1 / A+	$5,182,000	0.61%	66,000	0.23%	16
20	Hudson's Bay Company (Saks)	NR / NR / NR	$5,155,000	0.61%	100,000	0.35%	3
21	Whole Foods Market, Inc.	AA- / A1 / NR	$5,016,000	0.59%	167,000	0.58%	4
22	Starbucks Corporation	BBB+ / Baa1 / NR	$4,935,000	0.58%	73,000	0.25%	41
23	Bed, Bath & Beyond, Inc.	NR / NR / NR	$4,906,000	0.58%	323,000	1.12%	8
24	JPMorgan Chase Bank	A- / A1 / AA-	$4,893,000	0.57%	77,000	0.27%	19
25	DSW, Inc	NR / NR / NR	$4,869,000	0.57%	215,000	0.75%	11
	Totals - Top 25 Tenants		$208,155,000	24.45%	8,463,000	29.35%	326

	Total (5):		$851,253,000	(2)	28,838,000	(4)

Notes:
(1)	Credit Ratings are as of June 30, 2023. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
June 30, 2023

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2023. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of July 31, 2023.

	Full Year 2023 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$2.64	$2.76
Adjustments:
Estimated gain on sale of real estate, net	(0.02)	(0.02)
Estimated depreciation and amortization	3.84	3.84
Estimated FFO per diluted share	$6.46	$6.58
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions (1):

Comparable properties growth	2% - 4%
Comparable properties growth excluding prior period rents and term fees	3% - 5%
Incremental redevelopment/expansion POI (2)	$16 - $19 million
General and administrative expenses	$51 - $54 million (annual)
2022 Dispositions POI	$5 million
Development/redevelopment capital	$175 - $200 million (annual)
Equity to be issued	$100 - $125 million (annual)
Capitalized interest	$20 - $22 million (annual)
Notes:
(1)Does not assume any material changes of tenants moving to or from a cash basis of accounting.
(2)Includes the expected additional POI to be recognized in 2023 compared to the amount recognized in 2022 from all of the redevelopments listed on pages 16 and 17 of our supplemental information document filed on Form 8-K on February 8, 2023. Does not include any additional POI from "Active Property Improvement Projects."

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2023 and 2022 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)
Net income	$63,004	$64,467	$120,735	$119,195
Interest expense	42,884	32,074	82,109	63,647
Other interest income	(2,422)	(133)	(3,054)	(253)
Income tax provision (benefit)	276	(135)	340	169
Depreciation and amortization	78,974	74,461	157,611	146,135
Gain on sale of real estate	—	—	(1,702)	—
Adjustments of EBITDAre of unconsolidated affiliates	2,800	875	6,254	1,796
EBITDAre	$185,516	$171,609	$362,293	$330,689

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.